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                                                                    EXHIBIT 99.3

       FORM OF LETTER TO DTC PARTICIPANTS REGARDING THE OFFER TO EXCHANGE

               UNREGISTERED 11.653% SENIOR SECURED NOTES DUE 2007

                                      FOR

                     11.653% SENIOR SECURED NOTES DUE 2007
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                                       OF

                        MAJESTIC INVESTOR HOLDINGS, LLC
                                      AND
                        MAJESTIC INVESTOR CAPITAL CORP.

              PURSUANT TO THE PROSPECTUS DATED             , 2002

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON           ,
2002, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                                                                          , 2002
To Brokers, Dealers, Commercial Banks
  Trust Companies and Other Nominees:

     Enclosed for your consideration is a Prospectus, dated           , 2002, of
Majestic Investor Holdings, LLC, a Delaware limited liability company and Majestic Investor Capital Corp., a Delaware corporation (collectively, the "Issuers"), and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Issuers to exchange any and all of the Issuers' outstanding unregistered 11.653% Senior Secured Notes due 2007 (the "Unregistered Notes") for $152,632,000 principal amount of the Issuers' 11.653% Senior Secured Notes due 2007 (the "Registered Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Prospectus and Letter of Transmittal more fully describe the terms and conditions of the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

     We are asking you to contact your clients for whom you hold Unregistered Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Unregistered Notes registered in their own name.

     Enclosed are copies of the following documents:

          1. The Prospectus;

          2. The Letter of Transmittal for your use in connection with the tender of Unregistered Notes and for the information of your clients;

          3. The Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Unregistered Notes and all other required documents cannot be delivered to the Exchange Agent prior to the Expiration Date;

          4. A form of letter that may be sent to your clients for whose accounts you hold Unregistered Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

          5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup Federal income tax withholding.

     DTC participants will be able to execute tenders and delivers consents through the DTC Automated Tender Offer Program.

     PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON           , 2002, UNLESS EXTENDED BY THE ISSUERS. WE URGE YOU TO
CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.
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     You will be reimbursed by the Issuers for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

     Additional copies of the enclosed material may be obtained from the Exchange Agent, at the address and telephone numbers set forth in the Prospectus and the Letter of Transmittal.

                                         Very truly yours,

                                         MAJESTIC INVESTOR HOLDINGS, LLC

                                         MAJESTIC INVESTOR CAPITAL CORP.

                            ------------------------

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUERS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

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